UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

Introduction

On April 24, 2026, Pioneer Bank, National Association (“Pioneer”, a wholly owned subsidiary of Pioneer Bancorp, Inc. or the “Company”), through its wholly owned subsidiary, Targeted Lending Holdings, LLC (the “Purchaser”), completed the acquisition of 100% of the issued and outstanding membership interests (the “Purchased Interests”) of Targeted Lending Co., LLC, a Delaware limited liability company (“Targeted Lending”), pursuant to an Equity Purchase Agreement, dated as of April 24, 2026 (the “Purchase Agreement”), by and among the Purchaser and the holders of such membership interests (collectively, the “Sellers”, and Brian Gallo, solely in his capacity as the representative of the Sellers, the “Seller Representative”).

The following unaudited pro forma condensed combined financial data is based on the separate historical financial statements of the Company and Targeted Lending after giving effect to the acquisition. The unaudited pro forma condensed combined financial data has been prepared in accordance with Article 11 of Regulation S-X of the Securities and Exchange Commission (the “SEC”) and should be read in conjunction with the accompanying notes.

The unaudited pro forma condensed combined balance sheet as of December 31, 2025 combines the audited consolidated balance sheet of the Company as of December 31, 2025 with the audited balance sheet of Targeted Lending as of December 31, 2025 as of such date and reflects adjustments that depict the accounting for the acquisition required by GAAP (the “pro forma balance sheet transaction accounting adjustments”). Also, the unaudited pro forma condensed combined statement of income for the year ended December 31, 2025 combines the historical consolidated statements of income of the Company and Targeted Lending for the same period and reflects adjustments that depict the effects of the pro forma balance sheet transaction accounting adjustments assuming those adjustments were made on January 1, 2025 (the “pro forma income statement transaction accounting adjustments”). We refer to pro forma balance sheet transaction accounting adjustments and pro forma statements of income transaction accounting adjustments collectively as the “transaction accounting adjustments.”

The unaudited pro forma financial information is based on and should be read in conjunction with the separate historical financial statements and notes thereto of the Company and Targeted Lending including:

●	the historical audited consolidated financial statements of Pioneer Bancorp, Inc. and accompanying notes included in the Pioneer Bancorp, Inc. Annual Report on Form 10-K for the year ended December 31, 2025; and

●	the historical audited financial statements of Targeted Lending Co., LLC as of and for the year ended December 31, 2025 and 2024 and accompanying notes.

The unaudited pro forma financial information is provided for illustrative information purposes only. The unaudited pro forma financial information is not necessarily, and should not be assumed to be, an indication of the actual results that would have been achieved had the acquisition been completed as of the dates indicated or that may be achieved in the future.

The unaudited pro forma condensed combined balance sheet as of December 31, 2025 reflects adjustments that depict the accounting for the acquisition required by GAAP (dollars in thousands).

	December 31, 2025
	Pioneer Bancorp, Inc.	Targeted Lending	Pro Forma		Pro Forma
	Historical	As Adjusted (Note 3)	Adjustments	Notes	Combined
Assets
Cash and due from banks	$29,835	$1,056	$(1,166)	(A)	$29,725
Federal funds sold	2,800	—	—		2,800
Interest-earning deposits with banks	101,040	—	—		101,040
Cash and cash equivalents	133,675	1,056	(1,166)		133,565
Securities available for sale, at fair value	220,431	—	—		220,431
Securities held to maturity, net of allowance for credit losses of $452 at December 31, 2025 (fair value of $40,175 at December 31, 2025)	41,521	—	—		41,521
Federal Reserve Bank of New York and Federal Home Loan Bank of New York stock	6,090	—	—		6,090
Loans receivable	1,671,560	104,158	2,502	(B)	1,778,220
Allowance for credit losses	(25,305)	(1,666)	(908)	(C)	(27,879)
Net loans receivable	1,646,255	102,492	1,594		1,750,341
Accrued interest receivable	8,889	246	—		9,135
Premises and equipment, net	35,576	196	(6)	(D)	35,766
Bank-owned life insurance	15,306	—	—		15,306
Goodwill	9,599	—	15,708	(E)	25,307
Other intangible assets, net	2,711	—	9,300	(F)	12,011
Other assets	30,631	888	—		31,519
Total assets	$2,150,684	$104,878	$25,430		$2,280,992

Liabilities and Shareholders’ Equity
Liabilities
Deposits:
Non-interest bearing deposits	$456,114	$—	$—		$456,114
Interest bearing deposits	1,283,064	—	122,841	(G)	1,405,905
Total deposits	1,739,178	—	122,841		1,862,019
Mortgagors’ escrow deposits	9,129	—	—		9,129
Borrowings from Federal Home Loan Bank of New York	50,000	—	—		50,000
Line of credit	—	69,162	(69,162)	(H)	—
Long term debt, net	—	9,918	(9,918)	(H)	—
Other liabilities	28,516	4,111	4,522	(I) & (J)	37,149
Total liabilities	1,826,823	83,191	48,283		1,958,297

Shareholders’ Equity
Preferred stock ($0.01 par value, 5,000,000 shares authorized, no shares issued or outstanding as of December 31, 2025)	—	—	—		—
Common stock ($0.01 par value, 75,000,000 shares authorized 25,072,214 shares issued and outstanding as of December 31, 2025)	251	—	—		251
Additional paid in capital	115,400	—	—		115,400
Retained earnings	203,045	—	(1,166)	(A)	201,879
Unallocated common stock of Employee Stock Ownership Plan (“ESOP”)	(8,868)	—	—		(8,868)
Accumulated other comprehensive income	14,033	—	—		14,033
Members' Capital	—	21,687	(21,687)	(K)	—
Total shareholders’ equity	323,861	21,687	(22,853)		322,695
Total liabilities and shareholders’ equity	$2,150,684	$104,878	$25,430		$2,280,992

The unaudited pro forma condensed combined statement of income for the year ended December 31, 2025 reflects adjustments that depict the effects of the pro forma transaction accounting adjustments assuming those adjustments were made on January 1, 2025 (dollars in thousands).

	For the Year Ended December 31, 2025
	Pioneer Bancorp, Inc.	Targeted Lending	Pro Forma		Pro Forma
	Historical	As Adjusted	Adjustments	Notes	Combined
Interest and dividend income:
Loans	$91,639	$10,281	$(1,050)	(L)	$100,870
Securities	14,816	—	—		14,816
Interest-earning deposits with banks and other	3,075	—	—		3,075
Total interest and dividend income	109,530	10,281	(1,050)		118,761

Interest expense:
Deposits	28,135	—	4,779	(M)	32,914
Borrowings and other	2,247	5,034	(5,034)	(M)	2,247
Total interest expense	30,382	5,034	(255)		35,161
Net interest income	79,148	5,247	(795)		83,600
Provision for credit losses	3,695	2,180	—		5,875
Net interest income after provision for credit losses	75,453	3,067	(795)		77,725

Noninterest income:
Bank fees and service charges	5,965	1,682	—		7,647
Insurance and wealth management services	10,103	—	—		10,103
Net gain on sale of loans	—	2,618	—		2,618
Other	1,072	27	—		1,099
Total noninterest income	17,140	4,327	—		21,467

Noninterest expense:
Salaries and employee benefits	33,950	2,864	—		36,814
Net occupancy and equipment	7,620	14	—		7,634
Data processing	3,721	233	—		3,954
Advertising and marketing	1,011	282	—		1,293
Insurance premiums	993	22	—		1,015
Federal Deposit Insurance Corporation insurance premiums	914	—	—		914
Professional fees	8,765	378	—		9,143
Goodwill impairment loss	2,000	—	—		2,000
Other	7,130	278	1,413	(N)	8,821
Total noninterest expense	66,104	4,071	1,413		71,588
Income before income taxes	26,489	3,323	(2,208)		27,604
Income tax expense	6,202	764	(576)	(O)	6,390
Net income	$20,287	$2,559	$(1,632)		$21,214

Net earnings per common share:
Basic	$0.83				$0.87
Diluted	$0.83				$0.86

Weighted average shares outstanding – basic	24,471,179				24,471,179
Weighted average shares outstanding – diluted	24,566,658				24,566,658

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1—Basis of Presentation

The unaudited pro forma financial information and explanatory notes have been prepared in accordance with Article 11 of Regulation S-X to illustrate the effects of the acquisition under the acquisition method of accounting in Accounting Codification Standards 805, Business Combinations (ASC 805) with Pioneer treated as the accounting acquirer. Under the acquisition method of accounting, the assets and liabilities of Targeted Lending (as the accounting acquiree) will be recorded mostly at their respective fair values, as of the effective date of the acquisition, and the excess of the fair value of Targeted Lending's net assets over the consideration transferred will be recorded as goodwill. In addition, acquisition-related costs incurred by Pioneer, the accounting acquirer, are accounted for as expenses in the periods in which the costs are incurred and the services received.

As discussed in Note 3, certain reclassifications were made to align Targeted Lending’s historical financial statement presentation with that of the Company.

The transaction accounting adjustments are preliminary and are subject to change as additional information becomes available and as additional analysis is performed. The preliminary transaction accounting adjustments have been made solely for the purpose of providing the unaudited pro forma financial information. The transaction accounting adjustments are based upon available information and certain assumptions considered reasonable, and may be revised as additional information becomes available.

Note 2—Preliminary Consideration Transferred and Allocation of Consideration Transferred

The transaction accounting adjustments depict the accounting for the acquisition, including the determination of the fair value of preliminary consideration transferred and allocation of the preliminary consideration transferred to assets acquired and liabilities assumed. The excess of the consideration transferred over the fair value of assets acquired and liabilities assumed is reflected as goodwill.

The final consideration transferred based upon the completion of the acquisition was determined based on a base purchase price of approximately $54 million and the amount outstanding on the line of credit immediately prior to the effective closing date. Final consideration transferred may differ from the amounts reflected in the unaudited pro forma financial information, and the differences may be material.

The Company’s estimated the fair value of certain Targeted Lending assets and liabilities based on a preliminary valuation analysis, due diligence information, and information presented in Targeted Lending’s financial statements. A final determination of the fair value of Targeted Lending’s assets and liabilities will be based on Targeted Lending’s actual assets and liabilities as of the effective date of the acquisition. Actual adjustments may differ from the amounts reflected in the unaudited pro forma financial information, and the differences may be material.

A final determination of the fair value of Targeted Lending’s assets acquired and liabilities assumed will be performed. Any changes in the fair values of the net assets or total purchase price as compared with the information shown in the unaudited pro forma financial information may change the amount of the total purchase price allocated to goodwill and other assets and liabilities and may impact the combined company’s statement of income. The final purchase price allocation may be materially different than the preliminary purchase price allocation presented in the unaudited pro forma financial information.

The following table sets forth a preliminary allocation of the estimated acquisition consideration transferred to the fair value of the identified tangible and intangible assets and liabilities assumed of Targeted Lending’s using Targeted Lending’s audited balance sheet as of December 31, 2025 (dollars in thousands):

December 31,
2025
Consideration:
Cash paid	$122,841
Contingent consideration	1,600
Total consideration	$124,441

Recognized amounts of identifiable assets acquired and (liabilities) assumed:
Cash and cash equivalents	$1,056
Loans, net of allowance for credit losses	104,086
Accrued interest receivable	246
Premises and equipment	190
Other assets	888
Intangibles - Technology	1,200
Intangibles - Customer Relationships	8,100
Total identifiable assets acquired	115,766
Deferred tax liability	(2,922)
Other liabilities	(4,111)
Total liabilities assumed	(7,033)
Total identifiable assets, net	108,733
Goodwill	$15,708

Note 3—Effect of Reclassification Adjustments

During the preparation of the unaudited pro forma financial information, the Company performed certain procedures to identify transaction accounting adjustments to be made as a result of material differences in the financial statement presentation of the Company and Targeted Lending. Certain reclassification adjustments have been made to conform Targeted Lending’s historical financial statement presentation to the Company’s historical financial statement presentation. Reclassifications have also been made to condense historical Targeted Lending’s amounts reported.

The table below represents a summary of reclassification adjustments made to conform the presentation of Targeted Lending’s balance sheet as of December 31, 2025 to that of the Company (dollars in thousands):

	Targeted Lending	Reclassification		Targeted Lending
	Historical	Adjustments	Notes	As Adjusted
Assets
Cash	$303	$753	(1)	$1,056
Prepaid expenses	84	(84)	(2)	-
Loans receivable	104,158	-		104,158
Allowance for credit losses	(1,666)	-		(1,666)
Loans receivable, net	102,492	-		102,492
Accrued interest receivable	246	-		246
Restricted cash	753	(753)	(1)	-
Property and equipment, net	38	158	(3)	196
Righ-of-use asset	158	(158)	(3)	-
Deferred tax assets	359	(359)	(2)	-
Other assets	445	443	(2)	888
Total assets	$104,878	$-		$104,878

Liabilities and Members' Capital
Liabilities
Accounts payable	2,275	(2,275)	(4)	-
Accrued expenses	798	(798)	(4)	-
Accrued income taxes	95	(95)	(4)	-
Recourse reserve on loans sales	753	(753)	(4)	-
Advance payments	31	(31)	(4)	-
Line of credit	69,162	-		69,162
Long term debt, net	9,918	-		9,918
Operating lease liability	159	(159)	(4)
Other liabilities	-	4,111	(4)	4,111
Total liabilities	83,191	-		83,191
Members' Capital	21,687	-		21,687
Total liabilities and members' capital	$ $ 104,878	$ $ -		$104,878

The table below represents a summary of reclassification adjustments made to conform the presentation of Targeted Lending’s income statement for the year ended December 31, 2025 to that of the Company (dollars in thousands):

	Targeted Lending	Reclassification		Targeted Lending
	Historical	Adjustments	Notes	As Adjusted
Revenue
Interest income on equipment loans	$10,072	$209	(5)	$10,281
Gain on sale of loans	2,618	-		2,618
Portfolio management income	2,390	(708)	(5), (6)	1,682
Servicing income	27	-		27
Total revenue	15,107	(499)		14,608
Expense
Interest expense	5,034	-		5,034
Provision for credit losses	2,180	-		2,180
Selling, general and administration expenses	4,570	(4,570)	(7)	-
Salaries and employee benefits	-	2,864	(7)	2,864
Professional fees	-	378	(7)	378
Advertising and marketing	-	282	(7)	282
Data processing	-	233	(7)	233
Insurance premiums	-	22	(7)	22
Net occupancy and equipment	-	14	(7)	14
Other expenses	-	278	(5), (7)	278
Income before income taxes	3,323	-		3,323
Income tax expense	764	-		764
Net income	$2,559	$-		$2,559

(1)	To reclassify restricted cash ($753,000) as part of cash and cash equivalents to align to the Company’s financial presentation.
(2)	To reclassify prepaid expenses ($84,000) and deferred tax assets ($359,000) as part of other assets to align to the Company’s financial presentation.
(3)	To reclassify right-of-use asset ($158,000) as part of property and equipment, net to align to the Company’s financial presentation.
(4)	To reclassify the following accounts as part of other liabilities to align to the Company’s financial presentation: accounts payable ($2.3 million), accrued expenses ($798,000), accrued income taxes ($95,000), recourse reserve on loan sales ($753,000), advance payments ($31,000) and operating lease liability ($159,000).
(5)	To reclassify certain origination fees and costs included as part of portfolio management income ($708,000) and other expenses ($499,000), respectively, to align with the Company’s financial presentation.
(6)	Portfolio management income is classified within bank fees and service changes in the pro forma condensed combined statement of income to align to the Company’s financial presentation.
(7)	To reclassify selling, general and administrative expenses to align to the Company’s financial presentation.

Note 4—Transaction Accounting Adjustments

The following transaction accounting adjustments have been reflected in the unaudited pro forma financial information. All adjustments are based on current assumptions and valuations, which are subject to change.

(A)	Adjustment to cash and due from banks to reflect cash paid for acquisition-related expenses ($1.2 million).
(B)	Adjustments to loans receivable to reflect estimated fair value related to current interest rates and liquidity on acquired loans ($2.5 million). The adjustment reflects the adoption of Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2025-08—Financial Instruments—Credit Losses (Topic 326): Purchased Loans, which expands the gross-up approach under Current Expected Credit Losses (“CECL”) methodology beyond purchased credit-deteriorated assets to include certain purchased seasoned loans.

(C)	Adjustments to the allowance for credit losses on loans for the following (dollars in thousands):

Adjustments to allowance for credit losses on loans
To eliminate Targeted Lending's allowance for credit losses on loans at closing date	$(1,666)
To reflect estimated lifetime credit losses on acquired purchased credit deteriorated loans	402
To reflect estimated lifetime credit losses on acquired purchased seasoned loans	2,172
$908

(D)	To reflect an adjustment of the acquired right-of-use asset ($6,000).
(E)	To record the goodwill associated with the acquisition. See Note 2.
(F)	To record the estimated fair value of acquired identifiable intangible assets for the Dealer Network ($8.1 million) and Technology ($1.2 million). See Note 2.
(G)	To record the amount of additional funding, through brokered-deposits, utilized by the Company for the cash consideration paid for the acquisition. See Note 2.

(H)	To record the repayment of the Targeted Lending line of credit and long-term debt in connection with the acquisition.
(I)	To record the contingent consideration liability ($1.6 million). See Note 2.
(J)	To record the deferred tax liability ($2.9 million) created as a result of the acquisition accounting adjustments. An estimated blended federal and state statutory tax rate of 26.1% was used.

(K)	Adjustments to eliminate Targeted Lending’s historical members’ capital.
(L)	Net adjustments to interest income to record estimated amortization of premium on loans associated with the acquisition. The premium is expected to be amortized over four years using the effective interest method.

(M)	Income statement adjustment to reflect the repayment of the Targeted Lending line of credit and long-term debt, offset by the interest expense on additional brokered-deposits utilized by the Company for the cash consideration paid for the acquisition (dollars in thousands).

Adjustments to interest expense
To eliminate Targeted Lending's interest expense on line of credit and long-term debt	$(5,034)
To reflect the Company's estimated interest expense on brokered-deposits used for cash consideration paid	4,779
$(255)

(N)	To record estimated amortization expense associated with the acquired identifiable intangible assets. The customer relationship intangible asset is being amortized over an estimated useful life of 15 years and the technology intangible asset is being amortized over an estimated useful life of 3 years.
(O)	Adjustment to income tax expense as a result of the transaction accounting adjustments. An estimated blended federal and state statutory tax rate of 26.1% was used.